UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: August 17, 2007

CHINA EXPERT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31/F Development Center 2010 Renminan Road Shenzhen, PRC 518005
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 86-755-82209555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

 On August 17, 2007, the Registrant advised the firm of BDO McCabe Lo Limited Certified Public Accountants, 25/F., Wing On Centre, 111 Connaught Road Central, Hong Kong (“BDO”) that it had been dismissed as the principal independent accountant to audit the Company’s financial statements for the fiscal year ending December 31, 2007.   The decision to dismiss BDO was recommended and approved by the Board of Directors.

The reports of BDO for each of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope or accounting principle.

During the Registrant’s two most recent fiscal years, and the subsequent interim period through August 17, 2007, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

During the Registrant’s two most recent fiscal years and any subsequent interim period up to and including the date of the Registrant’s dismissal of BDO, there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO would have caused BDO to make reference to the subject matter of the disagreements in their report on the financial statements for such periods.

On September 19, 2007, the Company provided a draft copy of this report on Form 8-K to BDO, requesting their comments on the information contained herein.   The responsive letter from BDO is herewith filed as an exhibit to this current report on Form 8K.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibit 16.1 - Responsive Letter from BDO McCabe Lo Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXPERT TECHNOLOGY, INC.

By: /S/

 ZHU XIAOXIN

Zhu Xiaoxin, President

Date: September 27, 2007